# WORLDWIDE DISTRIBUTION AGREEMENT

BETWEEN

ID Perfumes, Inc.
1250 Hallandale Beach Blvd, Suite 402
Hallandale Beach, FL 33009
U.S.A.

and

Great American Beauty, Inc
124 North Swinton Ave
Delray Beach, FL 33444

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**DISTRIBUTION AGREEMENT**

This Distribution Agreement (the "Agreement") is made and entered into as of March 12, 2014 by and between ID PERFUMES, INC., a Nevada Corporation, with its primary place of business at 1250 E. Hallandale Beach Blvd, Suite 402 Hallandale Beach, FL 33009 ("ID"), and Great American Beauty, Inc., with its primary place of business at 124 North Swinton Avenue, Delray beach, FL 33444 ("GAB" or "Distributor").

**RECITALS**

**WHEREAS,** GAB represents that it possesses the capability to promote the sale and use of the Products and is desirous of developing demand for and selling such Products Worldwide (the "Territory"); and

**WHEREAS,** ID desires GAB develop demand for and sell the Products in the Territory on the terms and conditions herein set forth;

**NOW THEREFORE,** in consideration of the foregoing and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

**AGREEMENT**

1. ***Exclusive Worldwide Distributorship Appointment***

Subject to the terms and conditions set forth herein, ID hereby appoints the Distributor as its exclusive and sole distributor during the term of this Agreement for the sale, marketing, promotion and distribution of the Products in the Territory, and the Distributor hereby accepts such appointment.

2. ***Products***

The Products subject to this Agreement are "Adam Levine" branded fragrances and toiletries, including related collateral material provided by ID under the terms and conditions of the one-time manufacturing agreement between ID and GAB.

3. ***Term***

Unless sooner terminated as hereinafter provided, this contract will be valid for an initial period of one year (1) with automatic six (6) month period renewals unless either party provides written termination notice 30 days prior to the contract expiration date (initial or renewals).

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### 4. *Covenants of Distributor*

The Distributor hereby covenants and agrees to use its best efforts to:

a. to sell the Products in the Territory, to obtain and maintain the goodwill of customers within the Territory, and to promote the interests of ID and the Products within the Territory in a first-class manner; to ensure an adequate supply of Products to service all accounts in the Territory;

b. utilize all reasonable efforts to market and sell the Products in accordance with the terms of this Agreement and shall use its best efforts to promote and expand the distribution and sales of the Products within the Territory.

c. shall cause its forces to devote such time and effort as may be necessary to effectively sell and promote the Products and to effectively promote the best interest of the Products within the Territory.

d. To maintain or arrange for the provision of suitable facilities for the storage, administration and distribution of the Products at all times to ensure that the quality of the Products is maintained;

e. Except as prohibited by law, to ship Products to any and all customers only under their existing labeling and without changing their packaging, presentation, wrapping or labeling; provided that, if legislation, regulations, governmental orders, decrees or other governmental action, or other legal requirements applicable in the Territory (collectively, the "Regulations") require special packaging, presentation, wrapping or labeling, the Distributor shall promptly notify ID in writing of the particulars of such Regulations.

f. To obtain prior written approval from ID for any and all changes to product labeling, packaging, design, marketing items, etc... specifically changes that use the artist's name, image and/or likeness.

g. To notify ID promptly in writing of all applicable Regulations, including, without limitation, all Regulations relating to the purchase, sale or importation of the Products or to the performance of the terms of this Agreement, and any and all changes, modifications, and amendments thereto;

h. To apply for and take all necessary steps to obtain such product clearance validation as may be required by any governmental agency or authority in the Territory with respect to the Products

i. To obtain and maintain, at its own expense, any and all consents, approvals, authorizations, licenses, permits, registrations and similar entitlements required in connection with the conduct of the Distributor's business and operations, and to provide evidence of the same upon the request of ID;

f.: → "ID" has already obtained approval from the licensor to allow "GAB" to place a sleeve containing Adam Levine's picture over the packaging. "ID" will provide "GAB" with the following: a) Who has the approved artwork, b) Who should GAB issue paid for said artwork, c) GAB has received full approval from "ID" to apply this sleeve containing Adam Levine's picture over the packaging.

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j. To provide ID on a regular basis with photographs, actual advertising tear sheets, invoices and documentation of all account promotional activity conducted other than promotional material provided to the Distributor by ID;

k. To notify ID immediately in writing if the Distributor knows or suspects that any unauthorized third party is duplicating the Products and selling such "knock-off' or "bootleg" items within or outside of the Territory, and to use its best efforts to prevent such unauthorized actions; and

l. To maintain true and accurate books and records in which shall be entered all information relating to the distribution of the Products into the Territory. ID shall have the right to inspect and examine such books and records at reasonable times and upon thirty (30) days prior notice to the Distributor.

## 5. *Terms of Payment*

NET SALES BASED ON THE RULES OF THE ORIGINAL AGREEMENT PF. DL.

a. GAB shall pay a fee equal to five percent (5%) of ~~Gross Sales~~ and a forty percent (40%) profit split (the "Fee") directly to ID, on a monthly basis within ten (10) days following the close of each calendar month. The profit split will be on a fully loaded monthly P&L. Each payment shall be accompanied by a complete, accurate and detailed statement broken down by country, if applicable, setting forth the quantity and the gross sale price of each of the Products sold (including sales for export) during the preceding calendar month and the Fee computation due to ID pursuant to this Agreement. Such statement shall be accompanied by payment of the Fee due to ID in respect of each applicable sale. ~~GAB shall pay interest on late payments at seven percent (20%) per annum computed from the original due date until paid.~~ Each such report shall be certified by an officer of GAB as being true and accurate. All payments shall be paid in United States Dollars, unless otherwise agreed to in writing by the parties. DELETE PF DL

b. GAB shall keep true and accurate books of account and records, in accordance with generally accepted accounting principles, consistently applied, covering all transactions relating to this Agreement. Such books of account and records, whether from GAB or its Affiliate(s), shall be kept available and safeguarded at licensee's address and be recorded in the English language, for at least four (4) years after the Term. ID shall have the right to periodically audit the reports and other financial intimation related to this Agreement. ID and its duly authorized representatives shall have the right, upon reasonable advance notice, during normal hours of business days, but not more than once per year, to examine and copy such books of account and records, and all other documents and materials in the possession or under the control of GAB with respect to the subject matter and the terms of this Agreement. The cost and expense of such examination shall be borne by GAB. If the audit discloses that the Fee's actually due during the period under examination exceeds the Fees paid by five percent (5%) or more, GAB shall promptly pay (in addition to the unpaid Fees) the cost of the audit performed by Licensor.

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c. GAB shall have thirty ~~(10)~~ days from receipt of written notice from ID to cure its default to provide the Fee statement as provided in section 5(a) and deliver a check corresponding to the Fees then payable.

### 6. *Marketing and Advertising*

a. The Distributor shall use all reasonable efforts and proceed with diligence to develop, market, promote and expand the sale and use of the Products within the Territory, and in connection therewith, shall conduct national and trade advertising programs and public relations programs to create, stimulate and augment interest in the Products among retailers and the general public in accordance with a written distribution and marketing strategy mutually agreed upon by ID and the Distributor.

b. THE MARKETING AND ADVERTISING OBLIGATION - FROM THE ORIGINAL AGREEMENT IS THE SOLE RESPONSIBILITY OF "ID". GAB WILL INCUR MARKETING + ADVERTISING EXPENSES DEEMED NECESSARY TO SUPPORT GAB SALES ONLY. PJA ZL

### 7. Notices

All notices required or permitted by this Agreement shall be sent in writing to the other party by hand, over-night courier, telefax or registered or certified mail, postage paid, return receipt requested, to the addresses listed on the cover page of this agreement.

### 8. *Parties' Relationship*

Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or to make either party the agent of the other. The Distributor is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of ID, or to bind ID in any manner whatsoever.

### 9. *Governing Law*

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to choice or conflicts of law principles.

### 10. *Assignment*

This Agreement shall be binding upon and shall inure to the benefit of ID and the Distributor and their respective successors, assigns and legal representatives; provided, however, that this Agreement is personal to the Distributor and the Distributor may not, either directly or indirectly, assign any of its rights or delegate any of its obligations hereunder. Any attempted assignment or delegation by the Distributor without the prior written consent of ID shall be deemed of no legal force and effect whatsoever.

### 11. *Waiver*

No waiver by either party hereto of any provision of this Agreement shall operate or be construed as a continuing waiver or as a waiver of any other provision hereof, whether or not similar, or as a waiver of any subsequent breach of any provision hereof. No waiver shall be binding unless executed in writing by the party making the waiver.

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### 12. *Reservation of Rights*

ID retains all rights not expressly and exclusively conveyed herein.

| ID PERFUMES, INC | GREAT AMERICAN BEAUTY, INC. |
| --- | --- |
| Signature: [signature] | Signature: [signature] |
| Name: ILIA LEKACH | Name: Paul F. Smith |
| Title: CEO | Title: COO/CFO |
| Date: 03/12/2014 | Date: 3/12/14 |

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